State of Florida
                                [GRAPHIC OMITTED]
                              Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on June 21, 1999, to Articles of Incorporation for KENWICK INDUSTRIES, INC., a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H99000014938. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this corporation is P95000053188.

                       Given under my hand and the
                       Great Seal of the State of Florida,
                       at Tallahassee, the Capital, this the
                       Twenty-second day of June, 1999

Authentication Code: 699A00033178-062299-P95000053188-1/1


                                              /s/ Katherine Harris
[SEAL OF THE STATE OF FLORIDA]
                                                  Katherine Harris
                                                  Secretary of State

                         [SEAL OF THE STATE OF FLORIDA]

                           FLORIDA DEPARTMENT OF STATE
                                Katherine Harris
                               Secretary of State

June 22, 1998

KENWICK INDUSTRIES, INC.
2455 E SUNRISE BLVD
STE 512
FT LAUD, FL 33304US

Re: Document Number P95000053188

The Articles of Amendment to the Articles of Incorporation for KENWICK INDUSTRIES, INC., a Florida corporation, were filed on June 21, 1999.

The certification requested is enclosed. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H99000014938.

Should you have any question regarding this matter, please telephone (850) 487-6050, the Amendment Filing Section.

Karen Gibson
Corporate Specialist
Division of Corporations                      Letter Number: 699A00033178

      Division of Corporations - P.O. Box 6327 - Tallahassee, Florida 32314

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                            KENWICK INDUSTRIES, INC.

      Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned, being the President of Kenwick Industries, Inc., a Florida corporation d/b/a American Video Language Institute (the "Corporation"), a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida bearing Document #P95000053188 does hereby certify:

      Pursuant to a Written Consent of the Board of Directors and Majority Shareholders of said Corporation dated June 17, 1999, the Board of Directors approved the following amendment to the Corporation's Articles of Incorporation increasing the number of shares of authorized stock as follows:

      Article IV of the Corporation's Articles of Incorporation shall be deleted in its entirety and replaced with the following:

                                   ARTICLE IV
                                  CAPITAL STOCK

      The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be fifty million (50,000,000) shares of common stock, par value $.001 per share and five million (5,000,000) shares of Preferred Stock, par value $.001 per share. Series of the Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

ROXANNE K. BEILLY, Esq., Florida Bar No. 851450
Atlas, Pearlman, Trop & Borkson, P.A.
200 East Las Olas Blvd., Ste. 1900
Ft. Lauderdale, FL 33301 (954) 763-1200

H99000014938 7

The foregoing amendment was adopted by the Board of Directors of the Corporation pursuant to a Unanimous Written Consent of the Board of Directors of the Corporation and by the Majority of the Shareholders of the Common Stock of the Corporation dated June 17, 1999, acting by Written Consent pursuant to Sections
607.0821 and 607.0704 of the Florida Business Corporation Act. Therefore, the number of votes cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

      IN WITNESS WHEREOF, said Corporation has caused this Amendment to be signed in its name by its President this 17th day of June, 1999.


                                          /s/ Kenneth Wulwick
                                          --------------------------------------
                                          Kenneth Wulwick, President

H99000014938 7


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